UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC   20549


                                   FORM 8 - K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 14, 2003

                         AMANASU ENVIRONMENT CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

     NEVADA               0-32905             98 - 0347883
     --------------      ----------------     --------------
    (State or other      (Commission file     (IRS Employer
    jurisdiction of       Number)             Identification No.)
    incorporation)

                 701 FIFTH AVENUE, 36TH FLOOR, SEATTLE, WA 98109
                 -----------------------------------------------
                    (Address of principal executive offices)

                                  206-262-8188
                                  ------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
           (Former name or former address if changed since last report)

Item  5.  Other  Events  and  Regulation  FD  Disclosure

On May 14th, 2003, Amanasu Environment Corporation ("the Company") entered into an agreement with Jipangu Inc. ("Jipangu) to purchase 10,000,000 of its shares for 580,000,000 Japanese Yen, approximately $4,993,000 as of May 14th, 2003. Payment of the shares will be made as follows:

-     20%  of  the  purchase price (in Japanese Yen) to be paid on or before May
      31,  2003
-     Remaining  balance (in Japanese Yen) to be paid on or before June 25, 2003

As security for payment of the remaining balance, Amanasu Corporation (a major share holder of the Company) will transfer 500,000 shares of the Company to Jipangu to be held in escrow. When Jipangu has received the remaining balance, the 500,000 shares will be returned immediately to Amanasu Corporation.


Item  6.  Financial  Statements  and  Exhibits

(a)     Financial  statements  of  businesses  acquired

        None

(b)     Pro  forma  financial  information

        None

(c)     Exhibits

        99.1     Stock  Purchase  Agreement


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Amanasu  Environment  Corporation
                              By:/s/Atsushi  Maki
                              Atsushi  Maki,  President  and  CEO